                                    EXHIBIT 1
                                    ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
                  --------------------------------------------

Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Dated: February 5, 2008


                      CITIGROUP GLOBAL MARKETS INC.


                      By: /s/ Riqueza V. Feaster
                         --------------------------------------------
                         Name:  Riqueza V. Feaster
                         Title: Assistant Secretary


                      CITIGROUP FINANCIAL PRODUCTS INC.


                      By: /s/ Riqueza V. Feaster
                         --------------------------------------------
                         Name:  Riqueza V. Feaster
                         Title: Assistant Secretary


                      CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                      By: /s/ Riqueza V. Feaster
                         --------------------------------------------
                         Name:  Riqueza V. Feaster
                         Title: Assistant Secretary


                      TRIBECA GLOBAL MANAGEMENT LLC


                      By: /s/ Millie Kim
                         --------------------------------------------
                         Name:   Millie Kim
                         Title:  Secretary


                      CITIGROUP INVESTMENTS INC.


                      By: /s/ Millie Kim
                         --------------------------------------------
                         Name:  Millie Kim
                         Title: Director


                      CITIGROUP INC.


                      By: /s/ Riqueza V. Feaster
                         --------------------------------------------
                         Name:   Riqueza V. Feaster
                         Title:  Assistant Secretary